Filed Pursuant to Rule 424(b)(3)

                                                      Registration No. 333-50958
PROSPECTUS SUPPLEMENT DATED MAY 25, 2001

(To Prospectus filed on November 30, 2000)



                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        1,579,718 Shares of Common Stock
                             _______________________


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.



                                                                Shares to be
                                                               Offered for the
               Selling Stockholders                          Selling Stockholder
----------------------------------------------------------  --------------------

Rajvir Singh                                                            3,297

Chris Vora                                                                655

Sohaib & Sara Abbasi                                                        7

Basil Alwan                                                                 4

Avery Ventures I                                                           29

Andreas Bechtolsheim                                                      171

AWF Ventures, LLC                                                          12

Prakash Bhalerao & Sujata Bhalerao, Trustees,
 Bhalerao Family Trust DTD June 16, 1995                                   29

John Bourgoin                                                               3

William L. Caraccio                                                         1

Cherukuri Family Living Trust                                               1

RKC Investments, LLC                                                        5

Wilfred J. Corrigan & Sierun Corrigan, Trustees,
 Corrigan Family Trust DTD June 12, 1984                                   29

David Cowan                                                                 4

Ian Crayford and Julie Crayford, Trustees,
 Crayford Family Trust DTD October 17, 2000                                 5

Tushar Dave & Reshma Dave, Trustees,
 The Dave Family Trsut DTD March 22, 1999                                  27

Jorge del Calvo                                                            19

David R. Dicioccio                                                          5

Mark Dicioccio                                                              4

Pankaj Dixit and Sangeeta B. Dixit, Trustees,
 The Dixit Family Trust DTD December 4, 2000                                3

Daniel Dobberpuhl                                                           1

Michael P. Farmwald                                                        29

John Gregory Favor                                                          4

Saeid Ghafouri                                                              5

James Gibbons                                                               4

Amarjit Gill                                                                1

Goel Family Partnership                                                   242

Kenneth Goldman & Susan Goldman, Trustees,
 Goldman-Valerise Family Trust DTD 11/15/1995                               9

S&L Oil, JV                                                                 3

Ravender & Poonam Goyal                                                     3

Arjun Gupta                                                                29

Naren & Vinita Gupta, Trustees, Naren & Vinita Gupta
 Living Trust DTD December 2, 1994                                         29

Ram Paul & Saroj K Gupta, Trustees, Ram Paul & Saroj K Gupta
 Trust DTD March 2, 1990                                                    5

Satish & Neera Gupta, Trustees, S&N Gupta
 Trust DTD October 27, 1993                                                 3

Silicon Valley Investment Partners, LLC                                    10

Ashok Kumar Jain & Shipra Jain, Trustees,
 The Jain Family Trust Created on 12/11/95                                 14

Leo Joseph                                                                  2

Pyare L. Khanna and Swatanter Khanna trustees of the
 Khanna Trust DTD 4/4/96                                                    5

Kistler Associates                                                        121

Richard C. Kramlich                                                         5

Anil Kumar & Neera Kumar                                                    3

Arun & Poornima Kumar                                                       3

Aamer & Naiya Latif                                                         3

Sohail Latif                                                                3

Gary Lauder                                                                29

Herage I, Ltd.                                                             29

Keith R. & Susan H. Lobo                                                    7

Rajeev & Geetha Madhaven, Trustees,
 Madhavan Living Trust DTD October 29, 1998                                12

Neal Margulis                                                               5

John Marren                                                                 5

Thomas C. McConnell, Trustee,
 The Turner-McConnell Family Trust Dated 8/29/96                            3

Razi Mohiuddin                                                              4

Grandview Acquisition IV, LLC                                              14

Jeffrey A. Morris, Trustee, Jeffrey A. Morris
 Property Trust DTD 3/25/1980                                              18

Morris Ventures                                                            10

John G. Morris, Trustee, John G. Morris
 Property Trust DTD 3/17/1980                                              21

Ahmed Nawaz                                                                29

Anurag Nigam                                                                7

Anil & Sheetal Pandya                                                      10

Rajesh H. Parekh and Daksha R. Parekh,
 Trustees of the Parekh Family Trust U/D/T dated  October 14, 1991         29

Mark Perry                                                                  3

Skyline Investments Partnership                                             5

Vivek & Nilima Ragavan                                                      4

Raj Rajaratnam                                                             14

Laxmi & Rashmi Rastogi                                                      1

Raza Venture Management, LLC                                               23

Saiyed Atig & Noreen Tirmizi Raza,
 Trustees N&A Raza Revocable Trust UAD 03/22/97                            18

David M. Rickey                                                            36

IXP Canada Holdings Limited                                                10

William R. Salvagno                                                         4

Chetan Sanghvi                                                              3

Janpieter Scheerder & Christine Scheerder, Trustees,
 The Scheerder Revocable Trust 3/25/93                                     14

Ricky Hoi-Ming See                                                          3

Jay Sethuram                                                               29

Wagar Shah and Aliya Shah, jointly as husabnd and wife                     13

Niraj Sharma                                                                8

CASG Investment I                                                           4

Venktesh Narayan Shukla and Abha Shukla Trustees or
 Successor Trustee of The Shukla Revocable  UAD 11/23/98                    4


Rajvir Singh & Swadesh Singh, Trustees,
 The Swadesh Family Trust DTD 2/28/2000                                   326

Faysal Sohil                                                                3

Rob Soni                                                                    7

Arthur B. & Sheila K. Stabenow, Trustees,
 Arthur & Sheila Stabenow Family Trust DTD 05/15/90                        14

Alfred J. Stein & Arline M. Stein, Trustees,
 Alfred J. & Arline M. Stein Family Trust DTD10/14/83                       5

Dave Stiles, Trustee, The Stiles Family Trust DTD 1/3/1996                 22

Carl Stork                                                                 14

Edward P. Stritter                                                        151

Rajesh Suri                                                                 3

Kimberly Totah                                                              3

Michelangelo Volpi and Toni C. Cupal, Trustees of Volpi-Cupal
 Family Trust UDT dated April 5, 2000                                       3

W2 Ventures, LLC                                                            9

C.G.I. Capital Investmensts Limited                                         7

Fremont Ventures I, L.P.                                                   24

Stanley Winvick                                                             3

Scott & Jasmine Woodworth                                                   3

Atig S. Raza                                                              504

William L. Caraccio                                                        52

Crytalynn Jacobson                                                         26

Edward F. Wang                                                              6

Andrew Fine                                                                 2

Atul Kapadia                                                               52

Kai-Yeung Sunny Siu                                                        12

The Winvick Living Trust dtd 9/18/91                                       27